UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

TRANS WORLD ENTERTAINMENT
CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Amended and Restated Employment Agreement with Michael Feurer

On February 26, 2019 we entered into an Amended and Restated Employment Agreement with Michael Feurer, our Chief Executive Officer. The Amended and Restated Employment Agreement (the “Feurer Agreement”) amended Mr. Feurer’s current employment agreement to reflect his current base salary, modify the definitions of “Cause” and “Good Reason” (as set forth in the Feurer Agreement), and provide that severance payments otherwise payable upon termination of Mr. Feurer’s employment by Trans World Entertainment Corporation (the “Company”) without Cause or by him for Good Reason will be made in a lump sum upon termination to the extent such payments do not constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code (in lieu of monthly installments). In addition, provisions that, by their terms, were no longer applicable were deleted. The foregoing description of the Feurer Agreement is qualified in its entirety by reference to the text of the Feurer Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

2.	Severance, Retention and Restrictive Covenant Agreements

On February 26, 2019 we also entered into Severance, Retention and Restrictive Covenant Agreements with Edwin J. Sapienza, our Chief Financial Officer, and Bruce J. Eisenberg, our Executive Vice President of Real Estate (collectively, the “Executives”). The Severance, Retention and Restrictive Covenant Agreements (the “Agreements”), provide for Retention Bonuses (the “Retention Bonuses”) payable to each of the Executives in the amount of $200,000. In the case of Mr. Sapienza, one third of his Retention Bonus will be payable to him on each of June 1, 2019, October 1, 2019, and March 1, 2020. In the case of Mr. Eisenberg, twenty-five percent of his Retention Bonus will be payable to him on each of June 1, 2019 and October 1, 2019, and the remaining fifty percent will be payable to him on March 1, 2020. In order to receive the payments, except as described below, the Executives are required to remain employed with the Company through the applicable payment dates. However, upon consummation of a Change of Control of the Company (as defined in the Agreements) at a time when the Executive remains employed by the Company, any unpaid portion of the Retention Bonus will be paid to the Executive in full.

The Agreements also provide that if an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason” (as those terms are defined in the Agreements), the Executive will be entitled to the following: (i) the continuation of the Executive’s base salary for a period of six (6) months from the date of termination, (ii) any unpaid portion of his Retention Bonus, (iii) any unpaid annual bonus that was earned (as determined by the Board of Directors of the Company in accordance with the applicable annual bonus plan) for the year preceding the year in which termination occurs, and (iv) payment for health insurance coverage for up to six months following termination at the same rate as the Company pays for health insurance coverage for its active employees (with the Executive required to pay for any employee-paid portion of such coverage). Payment of these amounts is contingent on the Executive signing (and not revoking within any statutory revocation period) a release of claims reasonably acceptable to the Company.

Mr. Sapienza’s Agreement provides that his annual bonus for our fiscal year ending in 2020 will not be less than $100,000. It also provides that he will receive the minimum bonus if his employment is terminated by the Company without Cause or by him for Good Reason prior to payment of the bonus.

The Agreements also include restrictive covenants under which the Executives agree to confidentiality provisions, noncompetition and nonsolicitation covenants that apply for six months after any termination of employment, and certain nondisparagement and cooperation covenants.

The foregoing description of the Agreement with Mr. Sapienza is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference. The foregoing description of the Agreement with Mr. Eisenberg is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Trans World Entertainment Corporation and Michael Feurer, dated February 26, 2019.

10.2	Severance, Retention and Restrictive Covenant Agreement between Trans World Entertainment Corporation and Edwin J. Sapienza, dated February 26, 2019.

10.3	Severance, Retention and Restrictive Covenant Agreement between Trans World Entertainment Corporation and Bruce J. Eisenberg, dated February 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2019	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Mike Feurer
Name: Mike Feurer
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Trans World Entertainment Corporation and Michael Feurer, dated February 26, 2019.

10.2	Severance, Retention and Restrictive Covenant Agreement between Trans World Entertainment Corporation and Edwin J. Sapienza, dated February 26, 2019.

10.3	Severance, Retention and Restrictive Covenant Agreement between Trans World Entertainment Corporation and Bruce J. Eisenberg, dated February 26, 2019.